SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 27, 2009

EXACT SCIENCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-32179	02-0478229
(Commission File Number)	(IRS Employer Identification No.)

100 Campus Drive, Marlborough, Massachusetts	01752
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (508) 683-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 27, 2009, EXACT Sciences Corporation (the “Company”) entered into a Collaboration, License and Purchase Agreement (the “CLP Agreement”) with Genzyme Corporation (“Genzyme”).  Pursuant to the CLP Agreement, the Company (i) assigned to Genzyme all of its intellectual property applicable to the fields of prenatal and reproductive health (the “Transferred Intellectual Property”), (ii) granted Genzyme an irrevocable, perpetual, exclusive, worldwide, fully-paid, royalty-free license to use and sublicense all of the Company’s remaining intellectual property (the “Retained Intellectual Property”) in the fields of prenatal and reproductive health (the “Genzyme Core Field”), and (iii) granted Genzyme an irrevocable, perpetual, non-exclusive, worldwide, fully-paid, royalty-free license to use and sublicense the Retained Intellectual Property in all fields other than the Genzyme Core Field and other than colorectal cancer detection and stool-based disease protection (the “Company Field”).  Further, subject to the terms of the JHU Amendment (defined below), the Company assigned to Genzyme its rights under the license agreement between the Company and The Johns Hopkins University (“JHU”) dated March 25, 2003, as amended (the “JHU Agreement”) (collectively, with the licenses and assignment described herein, the “Sale Transaction”).  The CLP Agreement also provides for the formation of a joint advisory committee to assist both parties in the achievement of product development and regulatory goals.  The collaboration period under the CLP Agreement may be terminated upon certain events.  Additional termination rights concerning the collaboration period arise after five years.

Under the CLP Agreement, the Company retained ownership of intellectual property rights other than the Transferred Intellectual Property.  In addition, with respect to the Transferred Intellectual Property, Genzyme granted the Company an irrevocable, perpetual, exclusive, worldwide, fully-paid, royalty-free license to use and sublicense such intellectual property in the Company Field.  The parties also granted to each other a perpetual (subject to termination for uncured material breaches), exclusive, worldwide, fully-paid, royalty-free license to use and sublicense any improvements Genzyme or the Company makes to the Transferred Intellectual Property that is applicable to the Company Field (in the case of the Company as licensee) or all fields other than the Company Field (the “Genzyme Field”) (in the case of Genzyme as licensee).  Further, the parties granted to each other a perpetual (subject to termination for uncured material breaches), exclusive, worldwide, fully-paid, royalty-free license to use and sublicense intellectual property jointly developed pursuant to the collaboration between the parties (the “Joint Technology”).  The license to the Joint Technology granted by the Company to Genzyme is exclusive in the Genzyme Field and the license to the Joint Technology granted by Genzyme to the Company is exclusive in the Company Field.  The Company also granted to Genzyme an exclusive option to obtain an exclusive license, in the Genzyme Core Field, to certain technology that the Company may develop or acquire that has applicability in the Genzyme Core Field.  The CLP Agreement contains representations, warranties and covenants with respect to the Sale Transaction and provides, under certain circumstances, for the Company and Genzyme to indemnify each other for breaches of their respective representations, warranties and covenants.

As part of the Sale Transaction, the Company entered into an Assignment, Sublicense, Consent and Eighth Amendment to License Agreement with Genzyme and JHU (the “JHU Amendment”) on January 27, 2009, whereby the Company assigned its rights under the JHU Agreement to Genzyme.  Pursuant to the JHU Amendment, Genzyme sublicensed to the Company the intellectual property subject to the JHU Agreement for colorectal cancer detection and stool-based disease detection, including the BEAMing technology for the detection of colorectal cancer.  Under the JHU Amendment, the Company and Genzyme will share in the royalty and annual payment obligations to JHU.  The JHU Amendment also modified the minimum annual license fee due to JHU under the JHU Agreement.  The JHU Agreement terminates upon the later of 20 years from the effective date of the JHU Agreement and the expiration of the last to expire of the patents for the licensed technology, or upon certain uncured defaults of JHU or Genzyme.  Pursuant to the JHU Amendment, the sublicense to the Company terminates upon certain uncured defaults of the Company.  The JHU Amendment also provides that, in the event the JHU Agreement terminates upon an uncured default of Genzyme, if the Company is in good standing under the JHU Agreement at such time, the sublicense to the Company will become a direct license from JHU to the Company.

Also as part of the Sale Transaction, the Company entered into an Amended and Restated License Agreement (the “Restated License”) with Genzyme on January 27, 2009, which amends and restates the License Agreement between the parties dated March 25, 1999, effective as of January 27, 2009.  Pursuant to the Restated License, Genzyme granted to the Company a non-exclusive license to use technology related to the use of certain genes, specifically APC and p53, and methodologies related thereto.  In exchange for the license, which continues until the expiration of the last to expire licensed patent, the Company has agreed to pay Genzyme royalties based on net revenues received from performing tests that incorporate the licensed technology and sales of reagents and diagnostic test kits that incorporate the licensed technology, as well as certain minimum royalties, milestone payments and maintenance fees.

Pursuant to the Sale Transaction, Genzyme agreed to pay an aggregate of $18.5 million to the Company, of which $16.65 million was paid at closing and $1.85 million (the “Holdback Amount”) is subject to a holdback by Genzyme to satisfy certain potential indemnification obligations of the Company.  Subject to the terms and conditions of the CLP Agreement, one-half of the Holdback Amount will be released to the Company in 12 months and one-half will be released in 18 months.  Genzyme also agreed to pay a double-digit royalty to the Company on income received by Genzyme as a result of any licenses or sublicenses to third parties of the Transferred Intellectual Property or the Retained Intellectual Property in any field other than the Genzyme Core Field or the Company Field.

In addition, the Company entered into a Common Stock Subscription Agreement with Genzyme (the “Purchase Agreement”) on January 27, 2009, which provided for the private issuance and sale to Genzyme of 3,000,000 shares (the “Shares”) of the Company’s common stock, $0.01 par value per share (“Common Stock”), at a per share price of $2.00, for an aggregate purchase price of $6.0 million.  Pursuant to the Purchase Agreement, Genzyme has the right until December 31, 2010 to participate in certain future private offerings of equity securities by the Company up to the amount necessary to maintain Genzyme’s pro-rata percentage ownership of the Company, at a price per share equal to the greater of $2.00 or the closing price of the Common Stock on the Company’s trading market on the day prior to the date that the Company notifies Genzyme of its right to purchase additional shares.  This right is subject to certain customary exclusions, including issuances to employees pursuant to a stock plan, issuances in connection with a change of control transaction and issuances in connection with strategic partnerships.  Under the Purchase Agreement, Genzyme also has the right to include the Shares on a registration statement filed by the Company or, under certain circumstances, cause the Company to file a registration statement covering the resale of the Shares by Genzyme with the Securities and Exchange Commission.

The Board of Directors of the Company engaged Merriman Curhan Ford & Co. (“Merriman”), an independent, third-party full-service investment bank, to consider and render to the Company’s Board of Directors its opinion as to the fairness to the Company of the consideration to be paid by Genzyme to the Company in connection with the transactions described in this Item 1.01.  Merriman delivered its written opinion to the Company’s Board of Directors on January 25, 2009.  The opinion stated Merriman’s view that, as of such date, and based upon and subject to the assumptions made, matters considered and limitations on its review as set forth in the opinion, the consideration to be paid by Genzyme to the Company in the transaction was fair to the Company from a financial point of view.

The foregoing descriptions of the CLP Agreement, JHU Amendment, Restated License and Purchase Agreement are not complete and are qualified in their entirety by reference to the agreements which are filed as Exhibits 10.1 through 10.4 hereto, respectively, and which are incorporated herein by reference.

Item 2.01               Completion of Acquisition or Disposition of Assets.

                On January 27, 2009, the Company consummated the Sale Transaction with Genzyme.  Additional details regarding the Sale Transaction are provided in Item 1.01 above, and are incorporated herein by reference.

                One of the Company’s directors, Connie Mack, III, is also a director of Genzyme.  Mr. Mack recused himself from the approval of the transactions between the Company and Genzyme.

Item 3.02               Unregistered Sales of Equity Securities.

On January 27, 2009, pursuant to the Purchase Agreement, the Company consummated the sale of 3,000,000 shares of its Common Stock, at a per share price of $2.00 for aggregate consideration of $6.0 million.  The Company sold the Shares to Genzyme without registration under the Securities Act of 1933, as amended, or state securities laws, in reliance on the exemptions provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  Additional information regarding the Shares and the Purchase Agreement is included under Item 1.01 of this Report on Form 8-K and is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 27, 2009, the Company announced that it has initiated a search for a new Chief Executive Officer.  Jeffrey R. Luber, the Company’s current President and Chief Executive Officer, will continue in his role as Chief Executive Officer until his successor is named.

On January 27, 2009, upon, and as a result of, the consummation of the transactions with Genzyme, the Company’s Board of Directors awarded bonuses to certain of the Company’s employees pursuant to the terms of their respective Employee Retention Agreements with the Company, each dated April 18, 2008 (the “Transaction Bonuses”).  The Transaction Bonuses included cash bonuses of $315,000 to Mr. Luber, the Company’s current President and Chief Executive Officer, and $230,000 to

Charles R. Carelli, Jr., the Company’s Senior Vice President, Chief Financial Officer, Treasurer and Secretary.  The Transaction Bonuses were awarded in lieu of the Company’s annual bonus program.

Item 7.01               Regulation FD Disclosure.

On January 27, 2009, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

ADDITIONAL INFORMATION

On January 27, 2009, Sequenom, Inc. (“Sequenom”) commenced an unsolicited exchange offer to acquire all of the outstanding shares of common stock of the Company in a stock-for-stock transaction.  This communication is not a recommendation on how any stockholder should act with respect to any such exchange offer.  Sequenom has filed a Schedule TO and a registration statement on Form S-4 with the Securities and Exchange Commission to register the Sequenom shares to be issued in such exchange offer.  Unless the exchange offer is terminated, the Company will file a solicitation/recommendation statement on Schedule 14D-9 with the Securities and Exchange Commission with respect to the exchange offer.  The Company’s stockholders are strongly advised to read those documents, as well as any amendments or supplements to those documents, because they will contain important information that should be read carefully and considered before any decision is made with respect to any such exchange offer.  Investors and security holders may obtain a free copy of the registration statement and the solicitation/recommendation statement (when and if available) and other relevant documents at the Commission’s Internet web site at www.sec.gov.  The solicitation/recommendation statement (when and if available) may also be obtained free of charge from the Company by directing such request to: Investor Relations, EXACT Sciences Corporation, 100 Campus Drive, Marlborough, MA 01752.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits:

10.1**	Collaboration, License and Purchase Agreement between Genzyme Corporation and the Company, dated January 27, 2009

10.2**	Assignment, Sublicense, Consent and Eighth Amendment to License Agreement among the Company, Genzyme Corporation and The Johns Hopkins University, dated January 27, 2009

10.3**	Amended and Restated License Agreement between Genzyme Corporation and the Company, dated January 27, 2009

10.4	Common Stock Subscription Agreement between the Company and Genzyme Corporation, dated January 27, 2009

99.1	Press Release issued by the Company on January 27, 2009, furnished herewith.

** Confidential treatment has been requested for portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXACT Sciences Corporation

January 28, 2009	By:	/s/ Charles R. Carelli, Jr.
Charles R. Carelli, Jr.
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1**	Collaboration, License and Purchase Agreement between Genzyme Corporation and the Company, dated January 27, 2009

10.2**	Assignment, Sublicense, Consent and Eighth Amendment to License Agreement among the Company, Genzyme Corporation and The Johns Hopkins University, dated January 27, 2009

10.3**	Amended and Restated License Agreement between Genzyme Corporation and the Company, dated January 27, 2009

10.4	Common Stock Subscription Agreement between the Company and Genzyme Corporation, dated January 27, 2009

99.1	Press Release issued by the Company on January 27, 2009, furnished herewith.

** Confidential treatment has been requested for portions of this exhibit.